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                                                                    EXHIBIT 10.5

                          FORM OF HCRI OPTION AGREEMENT


              THIS AGREEMENT ("AGREEMENT") is made as of September 22, 1998 between Financial Care Investors, LLC, a Delaware limited liability company (the "OPTIONOR") and Balanced Care Corporation, a Delaware corporation, or its successors and assigns ("BCC").

                                   WITNESSETH

              WHEREAS, Optionor is the owner of 100% of the membership interests (the "EQUITY INTERESTS") in Financial Care Investors of [__________], LLC, a Delaware limited liability company (the "COMPANY"), which Equity Interests are evidenced by certificate number 1 of the Company, and represent 100% of the equity interests in the Company; and

              WHEREAS, the Company executed and delivered that certain Lease Agreement dated as of the Documentation Date (the "LEASE") whereby the Company leased from [__________________], Inc., a [_____________] corporation (the
"LESSOR") property, together with all improvements built or to be built thereon, located in [________________________], as more fully described in the Lease (the "PROPERTY"); and

              WHEREAS, the Company and Balanced Care at [___________], Inc., a Delaware corporation (the "MANAGEMENT FIRM") have entered into that certain Management Agreement dated as of the Documentation Date (the "MANAGEMENT AGREEMENT") whereby the Company has appointed the Management Firm as the exclusive manager and operator of the Facility; and

              WHEREAS, BCC, Optionor and the Company have entered into that certain Shortfall Funding Agreement dated as of the Documentation Date (the "SHORTFALL AGREEMENT") whereby, among other matters, BCC has agreed to fund certain Shortfalls by making loans to the Company, as more fully provided in the Shortfall Agreement; and

              WHEREAS, BCC is willing to enter into the Shortfall Agreement, and all other Transaction Documents of which BCC is a party, only if Optionor executes and delivers an option agreement whereby BCC or its successors and assigns may acquire all of the Equity Interests of the Optionor, on the terms and conditions provided herein.

              NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. GRANT OF OPTION/CONSIDERATION. (a) Optionor hereby grants to BCC an option (the "OPTION") to purchase all of Optionor's right, title and interest in and to the Equity Interests on the terms and conditions provided herein. The Purchase Price for the Equity Interests shall be paid to Optionor on the Closing Date in immediately available funds. The Option shall be exercisable by providing written notice to Optionor on or before the ninth anniversary after the date of this Agreement (the "OPTION TERM").

         (b) In consideration of the grant of the Option to BCC, BCC shall make the following payments (the "OPTION PAYMENTS") to Optionor: (1) on the earlier of one day after the
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second annual anniversary of (A) the issuance of the certificate of occupancy for the Facility or (B) the opening for business and acceptance of residents into the Facility (the "First Payment Date"), an amount equal to the Current Yield (as hereinafter defined) on the Working Capital Reserve actually funded from time to time into the Collateral Account through such date, compounded on an annual basis, payable in arrears, (2) on that date which is 12 months after the First Payment Date (the "Second Payment Date"), an amount equal to the Current Yield on the Working Capital Reserve actually funded from time to time into the Collateral Account through such date, compounded on an annual basis, representing the payment of the annual Current Yield for the previous 12 month period, payable in arrears, and (3) thereafter, on that date which is 12 months after the Second Payment Date, and annually thereafter for so long as this Agreement is in effect (but ending in all events at the time of exercise of the Option), an amount equal to the Current Yield on the Working Capital Reserve actually funded from time to time into the Collateral Account, compounded on an annual basis, representing payment of the annual Current Yield, payable in arrears. "Current Yield" as used in this Agreement means an annual internal rate of return (based on revenues derived from the Facility and Option Payments actually made) equal to (A) 14% of the Senior Loan Capital Portion of the Working Capital Reserve actually funded from time to time into the Collateral Account through the date of calculation and (B) 20% of the Equity Capital Portion of the Working Capital Reserve actually funded from time to time into the Collateral Account through the date of such calculation. Notwithstanding anything to the contrary contained herein, if the Option is exercised, BCC's obligation to make Option Payments thereafter shall cease. Option Payments shall be made to Optionors without demand or notice, except as expressly provided herein.

         (c) Until BCC provides written notice of its exercise of the Option, BCC shall be under no obligation whatsoever to purchase the Equity Interests or exercise the Option, except as otherwise provided in Section 10 below, and shall not otherwise have any liability whatsoever hereunder in connection with Option Payments (except as expressly provided in Section 7(c) below) or the purchase of the Equity Interests.

         (d) The "PURCHASE PRICE" as used herein shall mean (i) an amount equal to the Working Capital Reserve actually funded into the Collateral Account under the Shortfall Agreement (including all amounts contributed to the Working Capital Reserve from proceeds received in connection with the Senior Credit Documents), plus (ii) an amount calculated as the Current Yield on the Working Capital Reserve actually funded into the Collateral Account under the Shortfall Agreement compounded annually through the Closing Date (as defined below), plus
(iii) the aggregate amount of all Advances and all other obligations due and payable by the Company or the Optionor to BCC or a BCC Affiliate under the Transaction Documents through the Closing Date (exclusive of the Management Fee under the Management Agreement), minus (iv) any Option Payments actually made prior to the Closing Date. The aggregate amount of all Advances and all other obligations due and payable by the Company or the Optionor through the Closing Date to BCC or a BCC Affiliate under the Transaction Documents as provided in Subsection (iii) of this Section 1(d), shall be paid to BCC or the BCC Affiliate (as appropriate) on the Closing Date from the Purchase Price. To avoid any doubt, BCC shall receive a credit against the Purchase Price for Option Payments paid as Current Yield in advance, to the extent that such advanced Option Payments are attributable to Current Yield accruing after the Closing Date. All Senior Loan Obligations shall be paid in full to the Lessor on the Closing Date from the Purchase Price.

         2. CLOSING. (a) The closing of the purchase of the Equity Interests (the "CLOSING"), pursuant to the exercise of the Option, shall take place at such time and location in


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Pennsylvania as shall be designated by BCC upon three (3) days prior written notice to Optionor (the "CLOSING DATE"). At the Closing (i) BCC shall deliver the Purchase Price and (ii) Optionor shall deliver to BCC (A) the certificates representing the original Equity Interests duly endorsed to the purchaser, together with such powers and other instruments as BCC may request and (B) the certificate of an appropriate officer of the Company stating that the transfer of the Equity Interests to BCC has been recorded on the books and records of the Company, and affirming to BCC such additional matters as BCC may reasonably request (including the correctness as of the Closing Date of the representations and warranties of Optionor provided in this Agreement). Additionally, both BCC and Optionor shall take such further actions and execute and deliver such further documents and instruments as either party may reasonably request. The Equity Interests shall be transferred to BCC free and clear of all Liens and restrictions of any kind or nature, except for Liens in favor of BCC as expressly provided herein.

         (b) Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, if and to the extent that the funding of the Working Capital Reserve is advanced in the form of a loan to the Optionor, the proceeds of which are contributed to the Company to fund the Working Capital Reserve, including loans made under the Senior Credit Documents (such advances, together with all interest, penalties and other costs and fees assessed or incurred in connection therewith, are referred to herein as the "BORROWINGS"), the Borrowings shall be repaid in full from the Purchase Price at the Closing. Except for Borrowings in connection with the Senior Credit Documents requested by BCC pursuant to the Shortfall Agreement, Optionor shall give BCC prior written notice before making any Borrowings, detailing the amount thereof, and shall make no Borrowings without the prior written consent of BCC. BCC shall have the right at the Closing to pay to the holder of any note evidencing Borrowings from the Purchase Price the total amount outstanding with respect to the Borrowings.

         3. COVENANTS OF OPTIONOR/LEGEND/PLEDGE. (a) Optionor shall not (i) sell, assign, convey, pledge (except as expressly provided herein), encumber or otherwise transfer (by operation of law or otherwise) any of Optionor's rights, title or interest under, in or to the Equity Interests, (ii) cause or permit the Company to merge, consolidate, dissolve, liquidate, change its capital structure, issue new or substitute Equity Interests (including the issuance of warrants) or sell, convey, assign or otherwise transfer all or any portion of the Company's assets or (iii) cause or permit the Company to otherwise take any action that with the passage of time and/or the giving of notice would constitute a default under or a breach of any covenant or provision of the Shortfall Agreement or the other Transaction Documents.

         (b) All Equity Interests shall be represented by certificates issued by the Company. Optionor shall cause the Company to place the following legend on all certificates representing Equity Interests:

         THE INTERESTS REPRESENTED BY THIS CERTIFICATE ARE (i) SECURITIES WITHIN THE MEANING OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY STATE (INCLUDING WITHOUT LIMITATION DIVISION 8 OF THE PENNSYLVANIA UNIFORM COMMERCIAL CODE) AND INVESTMENT PROPERTY WITHIN THE MEANING OF
         ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY STATE (INCLUDING WITHOUT


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         LIMITATION DIVISION 9 OF THE PENNSYLVANIA UNIFORM COMMERCIAL CODE) AND
         (ii) SUBJECT TO AN OPTION TO PURCHASE IN FAVOR OF BALANCED CARE CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AS MORE FULLY SET FORTH IN THAT CERTAIN OPTION AGREEMENT DATED AS OF SEPTEMBER 22, 1998.

The Operating Agreement and other organizational documents of the Company shall at all times contain provisions requiring and recognizing the matters set forth in this section 3(b) in form and substance satisfactory to BCC.

         (c) To secure the obligations of the Optionor hereunder, Optionor shall grant and pledge to BCC a first priority lien and security interest in the Equity Interests. Such pledge shall be memorialized by the Pledge Agreement. For purposes of perfecting the security interest in the Equity Interests, Optionor shall deliver to BCC possession of all certificates, instruments, documents and other evidence of Optionor's ownership of the Equity Interests accompanied by undated powers of attorney or other appropriate duly executed blank transfer powers. Optionor shall take such further actions, and execute such further documents, as may be requested by BCC to effect the pledge and grant of a security interest in the Equity Interests, including causing the Company to issue certificates evidencing the Equity Interests, which certificates shall state that they are intended to constitute securities within the meaning of Division 8 of the Pennsylvania Uniform Commercial Code and Investment Property within the meaning of Division 9 of the Pennsylvania Uniform Commercial Code.

         (d) In addition to the other covenants stated herein, Optionor covenants and agrees that Optionor shall not, and shall not cause the Company to, without the prior written consent of BCC: (i) except as otherwise expressly permitted under the Transaction Documents with respect to Advances, the Senior Loan Documents or the Lease Documents, create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of the properties of Optionor or the Company, whether now owned or hereafter acquired, or assign any right to receive income, (ii) make any distribution of cash or other property or declare or pay any dividend or distribution on any securities issued by the Company or Optionor (provided, however, this restrictions shall not be construed to prohibit (A) Optionor's Members from receiving Option Payments in accordance with the terms and conditions of this Agreement or (B) the payment of Net Cash Flow as defined in the Senior Credit Documents, to Lessor), (iii) engage in any business venture or enter into any agreement with respect to any business venture, except as expressly provided in the Transaction Documents and the Lease Documents with respect to the Facility or any other Phase Facility, (iv) except as otherwise expressly permitted under the Transaction Documents and the Lease Documents, convey, transfer, lease, sublease, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of the assets of Optionor or the Company (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or Entity, (v) create, assume, guaranty or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness, except as expressly provided in the Lease Documents, the Senior Credit Documents or the Transaction Documents, (vi) except for Entities formed in connection with the Current Phase (as defined in the Lease), form, organize or participate in the formation or organization of any Entity, or make any investment in any newly formed or existing Entity, (vii) amend, supplement or otherwise modify the terms of the Articles of Organization or the Operating Agreement of Optionor or the Company in any way, (viii) enter


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into any transaction with Lessor or any affiliate or related party to or with
Lessor, other than pursuant to the Transaction Documents and the Lease Documents, (ix) merge or consolidate with, purchase all or any substantial part of the assets of, or otherwise acquire any Entity, (x) issue any equity interests in the Company or options, warrants or other rights to purchase any equity interests in the Company or any securities convertible or exchangeable for equity interests in the Company, or commit to do any of the foregoing, other than in favor of BCC in accordance with the Transaction Documents or (xi) except as expressly permitted pursuant to the Transaction Documents, enter into any administrative or other similar agreement with any party relating to the provision of administrative or management service for the benefit of either Optionor or the Company.

         4. REPRESENTATIONS AND WARRANTIES. Optionor represents and warrants to BCC that (i) Optionor is the sole and exclusive owner of the Equity Interests free and clear of all Liens and restrictions (except Permitted Liens), and Optionor's ownership interest in the Equity Interests is appropriately noted and documented on the books and records of the Company, (ii) (A) Optionor is validly organized and in good standing under the jurisdiction of its formation, (B) this Agreement and the other Transaction Documents to which Optionor is a party have been duly authorized by all requisite action, (C) this Agreement and the other Transaction Documents to which Optionor is a party constitutes the legal, valid and binding obligation of Optionor, subject only to bankruptcy and creditor's rights laws, and (D) no event has occurred which, with the passage of time and/or the giving of notice, would constitute an Event of Default or a Default hereunder or under any other Transaction Document, (iii) no Person or Entity holds any Equity Interests in the Company, other than the Optionor, (iv) the Equity Interests have been duly issued to Optionor, are fully paid and nonassessable, (v) Optionor has the full right and power to transfer and convey the Equity Interests, enter into this Option Agreement and sell the Equity Interests to BCC without the need to obtain the consent or joinder of any Person or Entity, (vi) Optionor (and each person or Entity that has an ownership in Optionor) has had the opportunity to ask all questions of BCC, the Company and any other person or entity necessary or desirable concerning Optionor's investment in the Equity Interests, (vii) Optionor (and each person or Entity that has an ownership interest in Optionor) has the requisite knowledge and sophistication to make informed decisions regarding the risks and merits of an investment in the Company, and has not relied on any oral or written statements of BCC or any BCC Affiliate in connection with Optionor's investment in the Company and (viii) Optionor (and each person or Entity that has an ownership interest in Optionor) understands that the Equity Interests will be deemed restricted securities within the meaning of the 1933 Act (and state securities laws), the Equity Interests are non-transferable and Optionor (and each person or Entity that has an ownership interest in Optionor) must be able to bear the economic risks of ownership of the Equity Interests for an indefinite period of time. The provisions of this Section shall survive the Closing and purchase of the Equity Interests.

         5. BINDING EFFECT. The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

         6. ASSIGNMENT. Optionor may not assign, pledge, hypothecate or otherwise transfer its rights, obligations and duties hereunder without the prior written consent of BCC. BCC shall have the right to transfer and assign its rights, obligations and duties hereunder to any affiliate or third party without the consent of the Optionor; provided, however, no such transfer or assignment shall relieve BCC of its obligations hereunder.


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         7.  DEFAULT. (a) In the case of default by Optionor hereunder, BCC shall be entitled, after ten (10) days prior written notice to Optionor, to (a) seek an action in specific performance, (b) seek all remedies available under the Transaction Documents and/or (c) seek such other relief, including without limitation an action at law for damages, as may be available. Optionor shall pay all reasonable counsel fees of BCC in connection with enforcing any rights or benefits of BCC hereunder or under the other Transaction Documents. The rights and remedies of BCC under this Option Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

         (b) In the case of default by BCC hereunder, Optionor shall be entitled, after ten (10) days prior written notice to BCC, to seek such relief, including without limitation an action at law for damages, as may be available to Optionors. BCC shall pay all reasonable counsel fees of Optionor in connection with enforcing any rights or benefits of Optionor hereunder. The rights and remedies of Optionor under this Option Agreement are cumulative and not exclusive of any rights or remedies which they may otherwise have.

         (c) Notwithstanding the provisions of Section 7(b) and so long as neither a Default nor an Event of Default has occurred under any Transaction Document or Lease Document which was caused by either Optionor or the Company, in the event that BCC fails to make Option Payments as provided hereunder, after ten (10) days prior written notice of such failure sent by Optionor to BCC, Optionor shall have the following remedies and rights, which remedies and rights shall be the sole and exclusive remedies and rights of Optionor in the case of such failure: (i) BCC shall no longer have any right to exercise any Option or any Asset Purchase Option granted by Optionor to BCC relating to the Company, the Property, any Phase Tenant or any Phase Facility (as defined in the Lease),
(ii) the lien encumbering the Equity Interests and other assets in favor of BCC arising hereunder and under any Pledge Agreement and any Leasehold Mortgage granted in connection with any Phase Facility shall automatically be released and terminated and (iii) the Leasehold Tenant shall be permitted to terminate all Management Agreements related to a Phase Facility in accordance with the last paragraph of Section 6(a) thereof. BCC agrees, after the failure to make Option Payments and an opportunity to cure as provided herein, to execute such documents and instruments, as Optionor may reasonably request to effect the provisions of Subsections (c)(i), (c)(ii) and (c)(iii) above.

         8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, Federal Express or other recognized overnight courier or sent by registered or certified U.S. mail, return receipt requested or sent by facsimile or telecopy transmission and addressed:

                             (i)   If to the Optionor,  at:

                                   Balanced Care Corporation
                                   5021 Louise Drive, Suite 200
                                   Mechanicsburg, PA 17055
                                   Attention: Mr. Brian Barth
                                   Fax No. (717) 796-6150


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                             (ii)  If to BCC at

                                   c/o BCC Development and Management Co.
                                   5021 Louise Drive
                                   Suite 200
                                   Mechanicsburg, PA 17055
                                   Fax No. (717) 796-6150

or to such other address or facsimile number as a party may designate by notice to the other parties hereto.

         9. DEFINITIONS; INTERPRETATION; MISCELLANEOUS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in Appendix 1 hereto; the rules of interpretation and other provisions set forth in Appendix 1 hereto shall apply to this Agreement.

         10. BUNDLING CONDITION. Lessor as Third Party Beneficiary, BCC and Optionor intend that Optionor and BCC Affiliates will be developing six (6) Phase Facilities (as that term is defined in the Lease). Each Phase Facility to be developed is referred to herein as a "Project" and are collectively referred to herein as the "Projects". It is further intended that, during the start-up period for each Project, a party affiliated with Optionor will lease each Project, and that BCC will have an option to acquire all of the equity interests of each such lessee (each a "Phase Option") pursuant to each Option Agreement executed and delivered in connection with the development of each Project and an option to purchase all of the assets of such lessee pursuant to each Shortfall Funding Agreement delivered in connection with each Project (each a "Phase Asset Purchase Option"). BCC covenants and agrees, that (so long as no Default or Event of Default has occurred by the Company, the Optionor or either of their respective affiliates under the Transaction Documents or the transaction documents related to the other Projects) upon the exercise of the Option or the Asset Purchase Option (the "Exercise Date"), BCC shall concurrently exercise the Phase Option or the Phase Asset Purchase Option with respect to each Project and shall be irrevocably and unconditionally obligated to acquire (for the price and on the terms contained in each related option agreement or shortfall funding agreement) either the assets of each Phase Tenant or the equity interests of each Phase Tenant holding all remaining Projects within twelve (12) months after the Exercise Date. The foregoing provisions of this Section 10 are collectively referred to as the "Bundling Condition." BCC and Optionor expressly agree that the Lessor (its successors and assigns) is an intended third party beneficiary of all covenants made by BCC in the Bundling Condition, and that the Bundling Condition may be enforced by Lessor (its successors and assigns) to the same extent as the Bundling Condition may be enforced by the Optionor.



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              IN WITNESS WHEREOF, the parties hereto have executed this Option
Agreement as of the day and year first above written.

WITNESS:                               FINANCIAL CARE INVESTORS OF
                                       [_____________], LLC
                                       a Delaware Limited Liability Company



____________________________________   By: _____________________________________

                                       Title: __________________________________



ATTEST/WITNESS:                        BALANCED CARE CORPORATION



By: ________________________________   By: _____________________________________

Title: _____________________________   Title: __________________________________



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                               [Option Agreement]